EX10.5
EXECUTION COPY
Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

MASTER FRAMEWORK AGREEMENT
This MASTER FRAMEWORK AGREEMENT (this “Framework Agreement”), is made and entered into as of July 11, 2023 (the “Effective Date”), by and among:
(A)    Coöperatieve Rabobank U.A., New York Branch, a Dutch coöperatieve acting through its New York Branch (“Rabobank”), as buyer (“Buyer”);
(B)    CHS Inc., a Minnesota corporation (“CHS”), CHS Capital, LLC, a Minnesota limited liability company (“CHS Capital”), as sellers (each, a “Seller” and, collectively, the “Sellers”); and
(C)    CHS, as agent for the Sellers (in such capacity, “Seller Agent”).
Each of Buyer, Seller Agent and each Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, Buyer has agreed to provide Sellers with a facility under which Buyer will enter into certain sale and repurchase agreements with each Seller with respect to Purchased Securities.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Interpretation.
1.1    Definitions. All capitalized terms used in this Framework Agreement (including its recitals, Exhibits and Schedules) shall, unless otherwise defined herein, have the respective meanings set forth in Schedule 1 hereto.
1.2    Construction.
(a)    The headings, sub-headings and table of contents in this Framework Agreement shall not affect its interpretation. References in this Framework Agreement to Sections, Exhibits and Schedules shall, unless the context otherwise requires, be references to Sections of, and Exhibits and Schedules to, this Framework Agreement.
(b)    Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the

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other genders and words denoting persons shall include firms and corporations and vice versa.
(c)    References to a Person are also to its permitted successors or assigns.
(d) References in this Framework Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended or varied or novated from time to time.
(e) References to an amendment include a supplement, novation, restatement or re-enactment, and “amend” and “amended” (or any of their derivative forms) will be construed accordingly.
(f)    Reference to a time of day is a reference to New York City time.
(g)    “Include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.
(h)    “Hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Framework Agreement refer to this Framework Agreement as a whole and not to any particular provision of this Framework Agreement.
(i)    References to a “writing” or “written” include any text transmitted or made available on paper or through electronic means.
(j)    References to “$”, U.S. Dollars or otherwise to dollar amounts refer to the lawful currency of the United States.
(k)    References to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Effective Date.
2.Transaction Agreements.
2.1    Agreements to be Executed at the Closing. Concurrently with this Framework Agreement, the Parties intend to execute the following additional agreements to which they are party:
(a)    the CHS Master Repurchase Agreement;
(b)    the CHS Capital Master Repurchase Agreement;
(c)    the Collection Account Acknowledgement Agreement between Buyer, Cofina, CHS, CHS Capital and the Securitization Facility Agent;
(d)    the Fee Letter;
(e)    the Securitization Amendment; and
(f)    the Guaranty.

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2.2    Definitions. When used in any Transaction Agreement, capitalized terms not otherwise defined therein will, to the extent defined herein, have the meanings set forth in this Framework Agreement (including Schedule 1).
3.Closing; Closing Deliveries.
3.1    Closing. Subject to the terms and conditions of this Framework Agreement, the transactions contemplated in this Framework Agreement to occur concurrently with the execution hereof (other than the entry into any Confirmations) will take place at a closing (the “Closing”) to be held on the Effective Date by the exchange of electronic documentation.
3.2    Seller Closing Deliverables. At the Closing or prior to the Closing, the Sellers and Seller Agent (as applicable) will deliver, or cause to be delivered, to Buyer:
(a)    an executed counterpart to each of the Transaction Agreements (including any Confirmations with respect to Transactions being entered into on the Effective Date) to which it is a party;
(b)    a counterpart of the Guaranty executed by Guarantor;
(c)    a certificate of the Secretary or an Assistant Secretary of each Seller, dated the Effective Date, certifying as to (i) the incumbency of the officers of such Seller executing the Transaction Agreements, (ii) attached copies of CHS’s certificate of incorporation, by-laws or other Organizational Documents, and (iii) attached copies of CHS Capital’s certificate of formation, limited liability company agreement or other Organizational Documents; and (iv) copies of all corporate approvals and consents of each Seller that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, the Transaction Agreements;
(d)    a customary legal opinion or opinions of Dorsey & Whitney LLP, in form and substance satisfactory to Buyer, with respect to each Seller and the Guarantor opining on existence, due authorization and execution, absence of conflicts with Organizational Documents and with certain material agreements (including, for the avoidance of doubt, the Securitization Facility Documents and the Credit Facility Documents), binding nature of obligations, enforceability, absence of violations of Applicable Law, absence of consents under Applicable Law and validity and perfection of security interests;
(e)    results of a UCC lien search with respect to each Seller for the State where such Seller is organized as of a date not more than thirty (30) days prior to the Closing;
(f)    fully prepared UCC-1 financing statements reflecting the security interests granted by each Seller under the applicable Master Repurchase Agreement;
(g)    payment of all upfront fees due pursuant to the Fee Letter and the fees and expenses of Buyer’s counsel incurred prior to the Closing; and
(h)    a pro-forma Portfolio Report, as agreed upon between each Seller and Buyer.

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3.3    Buyer Closing Deliverables. At the Closing or prior to the Closing, Buyer will deliver to Sellers (i) an executed counterpart to each of the Transaction Agreements (other than any Confirmations) to which it is a party and (ii) to the extent not previously delivered, an executed copy of IRS Form W-8ECI or IRS Form W-8IMY, as applicable.
4.Transactions.
4.1    Requests for Transactions.
(a)    Transaction Notices. Seller Agent may, from time to time during the Facility Term, deliver a written notice to Buyer, substantially in the form attached hereto as Exhibit A (a “Transaction Notice”), including a completed draft Confirmation (excluding the applicable Pricing Schedule) and a proposed Portfolio Schedule and Portfolio Report, requesting on behalf of the Sellers that Buyer enter into Transactions on a Scheduled Monthly Purchase Date; provided, that the proposed Purchase Prices for such Transactions may not exceed the Funding Limit as of the applicable Purchase Date. Such notice shall be delivered to Buyer no later than 11:00 a.m. on the date that is two (2) Business Days prior to the proposed Purchase Date for such proposed Transaction.
(b)    Buyer’s Discretion to Proceed or Decline. Following receipt of a duly completed Transaction Notice in accordance with the preceding Section 4.1(a), and subject to the terms and conditions set forth herein and in the other Transaction Agreements, Buyer may, at its sole discretion, elect on an uncommitted basis to either (i) enter into such proposed Transactions or (ii) decline Seller Agent’s request to enter into such Transactions. If Buyer has elected, in its sole discretion, to enter into such proposed Transactions, Buyer shall, (a) no later than 2:00 p.m. on the date that is two (2) Business Days prior to the proposed Purchase Date with respect to the requested Transactions, send an e-mail to the Seller Agent confirming such election, and (b) no later than 5:00 p.m. on the date that is two (2) Business Days prior to the proposed Purchase Date with respect to the requested Transactions, deliver to Seller Agent a fully completed form of Confirmation (including the applicable Pricing Schedule) with respect to such proposed Transactions and attaching the related Portfolio Schedule and Portfolio Report provided by Seller Agent pursuant to Section 4.1(a) (as such Portfolio Schedule and Portfolio Report may have been modified or replaced by Seller Agent with Buyer’s consent). In the event Buyer determines in good faith that any applicable Funding Conditions are not, or will not be, satisfied as of the proposed Purchase Date (and such Funding Conditions have not been waived by Buyer) or if Buyer, at its sole discretion, declines Seller Agent’s request to enter into a Transaction, Buyer shall promptly notify Seller Agent of the same and no Transactions shall be entered into upon such proposed Purchase Date; provided, that for the avoidance of doubt, if Buyer has not sent an e-mail to the Seller Agent in accordance with the immediately preceding sentence, prior to 2:00 p.m. on the date that is two (2) Business Days prior to the proposed Purchase Date with respect to the requested Transactions, Buyer shall be deemed to have declined such Transactions.
(c)    Confirmation and Closings. If Buyer has elected, in its sole discretion, to enter into a proposed Transaction pursuant to Section 4.1(b) and the applicable Funding Conditions for such Transaction are satisfied or waived as of the applicable Purchase Date, then Buyer shall enter into the proposed Transaction with Seller Agent on the terms set forth in the form of Confirmation delivered pursuant to Section 4.1(b) (as may be modified in accordance with the provisions of this Article IV) by delivering to Seller Agent on such Purchase Date a final and fully-executed

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Confirmation evidencing such Transaction in accordance with the applicable Master Repurchase Agreement whereupon, in accordance with terms of the applicable Master Repurchase Agreement and such Confirmation, such Seller will sell and assign, and Buyer will purchase, the Purchased Securities for such Transaction. The entry into such Transaction and payment of such Funded Purchase Price (if any) shall, subject to satisfaction of the applicable Funding Conditions, occur at or before 2:00 p.m. on the applicable Purchase Date (or such later time on such Purchase Date as Buyer may from time to time require).
(d)    UNCOMMITTED ARRANGEMENT. EACH SELLER AND EACH BUYER ACKNOWLEDGE THAT THIS IS AN UNCOMMITTED ARRANGEMENT, AND THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO ANY BUYER. PROPOSED TRANSACTIONS FOR THE SALE OF PURCHASED SECURITIES BY THE SELLERS SHALL BE REQUESTED AT SUCH SELLERS’ SOLE AND ABSOLUTE DISCRETION, AND ACCEPTANCE OF ANY SUCH REQUESTS AND ENTRY INTO ANY SUCH TRANSACTIONS BY ANY BUYER SHALL BE AT SUCH BUYER’S SOLE AND ABSOLUTE DISCRETION. BUYER MAY REDUCE OR CANCEL THE FACILITY PROVIDED HEREBY AT ANY TIME, WITH OR WITHOUT NOTICE (PROVIDED THAT SUCH REDUCTION OR CANCELLATION SHALL NOT AFFECT THE VALIDITY OF ANY TRANSACTION OUTSTANDING AT SUCH TIME). NOTHING CONTAINED HEREIN (INCLUDING, WITHOUT LIMITATION, ANY FUNDING CONDITIONS, REPRESENTATIONS, WARRANTIES, COVENANTS, OR EVENTS OF DEFAULT) SHALL MODIFY THE UNCOMMITTED NATURE OF THE FACILITY PROVIDED HEREBY NOR IMPOSE ANY IMPLIED OBLIGATION ON BUYER TO ENTER INTO ANY PROPOSED TRANSACTION HEREUNDER AT ANY TIME.
4.2    Funding of Purchase Prices and Closing. Upon entry into the final Confirmation with each Seller on such Purchase Date in accordance with Section 4.1(c), and subject to satisfaction of the Funding Conditions, Buyer shall pay the Funded Purchase Price (if any) for such Transaction (subject to any adjustments made pursuant to this Article IV) in accordance with terms of the applicable Master Repurchase Agreement and applicable Confirmation by wire transfer of immediately available funds to the Seller Agent pursuant to Section 8.1.
4.3    Funding Conditions.
(a)    The entry by Buyer into any Transactions on any Purchase Date shall be subject to the satisfaction of the following conditions (in each case, as of such Purchase Date) (together, the “Funding Conditions”):
(i)    each of the items required to be delivered by the Sellers pursuant to Section 3.2 shall have been delivered in accordance with the terms hereof;
(ii)    [reserved];
(iii)    the Transaction Notice, including the draft Confirmation and proposed Portfolio Schedule and Portfolio Report required to be attached thereto, shall have been duly delivered to Buyer in accordance with Section 4.1(a) and the Portfolio Report shall have been delivered to Buyer in accordance with Section 5.3(r);

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(iv)    Seller Agent, on behalf of Sellers, shall have delivered, or caused to be delivered, to Buyer a duly executed counterpart to the Confirmation for each such Transaction;
(v)    with the exception of Section 5.2(a) hereof, each of the representations and warranties of Guarantor and each Seller (as applicable) set forth in the Transaction Agreements (giving effect to the entry into such Transactions) shall be true and correct in all material respects (except that any representation or warranty that is subject to any materiality qualification shall be true and correct in all respects);
(vi)    the Facility Term shall not have expired;
(vii)    the Purchase Price for such Transaction shall be no greater than the aggregate Market Value of the Purchased Securities for such Transaction (as set forth in the Portfolio Schedule and Portfolio Report to the Confirmation provided by Seller Agent (as such Portfolio Schedule and Portfolio Report may subsequently be revised by Seller Agent with the consent of Buyer in accordance with the terms hereof));
(viii)    the Loans included as Purchased Securities for such Transaction (as set forth in the Portfolio Schedule and Portfolio Report to the Confirmation provided by Seller Agent (as such Portfolio Schedule may subsequently be revised by Seller Agent with the consent of Buyer in accordance with the terms hereof)) shall be Eligible Loans;
(ix)    the Receivables included as Purchased Securities for such Transaction (as set forth in the Portfolio Schedule to the Confirmation provided by Seller Agent (as such Portfolio Schedule and Portfolio Report may subsequently be revised by Seller Agent with the consent of Buyer in accordance with the terms hereof)) shall be Eligible Receivables;
(x)    the payment of the applicable Purchase Price for any Transaction and any other Transaction set to occur on such Purchase Date (including any amounts to be paid as the Funded Purchase Price for such Transactions) would not cause the Buyer Balance (after giving effect to such payment) to exceed the Funding Limit;
(xi)    subject to any netting arrangements permitted under the applicable Master Repurchase Agreement, Buyer shall have received the full amount of Funded Repurchase Price (if any) due and payable by the Sellers on such Purchase Date;
(xii)    no Event of Default or Potential Event of Default shall have occurred and be continuing.
4.4    Funding of Transaction Repurchase Prices. On each Repurchase Date for a Transaction on which the applicable Funded Repurchase Price is payable by the Sellers pursuant to the Transaction Agreements (including, for the avoidance of doubt, on the Facility Expiration Date), each Seller shall fund Buyer the applicable Funded Repurchase Price for such Transaction by wire transfer of immediately available funds to the account of Buyer specified in Schedule 2, no later than 11:00 a.m. on such Repurchase Date.
5.Representations and Warranties; Certain Covenants.
5.1    Representations and Warranties of Seller. Each Seller represents to Buyer as of the Effective Date and each date thereafter until each Transaction Agreement is terminated in accordance with its terms that:

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(a)    Organization and Good Standing. Such Seller has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.
(b)    Due Qualification. Such Seller is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals or, if not so qualified, the failure to so qualify would not have a Material Adverse Effect with respect to such Seller.
(c)    Power and Authority; Due Authorization. Such Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Framework Agreement and the other Transaction Agreements to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Agreements to which it is a party, (C) enter into Transactions and sell and convey to Buyer each Purchased Security transferred by such Seller hereunder on the terms and conditions provided herein and in the other Transaction Agreements, (D) repurchase and acquire from Buyer each Purchased Security that such Seller is required to repurchase on the terms and conditions provided in the Transaction Agreements when and as provided thereunder and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Framework Agreement and the other Transaction Agreements to which it is a party.
(d)    Binding Obligations. This Framework Agreement and each other Transaction Agreement to be signed by such Seller (or by Seller Agent on its behalf) has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.
(e)    No Violations. The consummation of the transactions contemplated by this Framework Agreement and the other Transaction Agreements and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (with notice or lapse of time or both) a default under, (A) such Seller’s Organizational Documents, (B) the Securitization Facility Documents, (C) the Credit Facility Documents or (D) any other indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or (iii) violate any Applicable Law applicable to it or any of its properties.

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(f)    No Proceedings. There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to such Seller’s knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Framework Agreement or any other Transaction Agreement to which it is a party, (ii) seeking to prevent the sale of the Purchased Securities by such Seller or the consummation of the purposes of this Framework Agreement or of any of the other Transaction Agreements to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Seller.
(g)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Seller of this Framework Agreement or any other Transaction Agreement to which it is a party, except for (i) the filing of the UCC financing statements referred to in the respective Master Repurchase Agreements, each of which, as of such Purchase Date, shall have been duly filed and shall be in full force and effect, and (ii) those that have been made or obtained and are in full force and effect.
(h)    Litigation. There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting such Seller, its Subsidiaries or their respective properties before any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect with respect to such Seller.
(i)    Accurate Reports. No Portfolio Schedule, Portfolio Report or any other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of such Seller or any of its Affiliates to Buyer in connection with this Framework Agreement or any other Transaction Agreement: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(j)    UCC Details. Such Seller has not changed its name or the location of its jurisdiction of formation during the prior five years.
(k)    Tax Status. Such Seller has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges, to its knowledge, owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.
(l)    Compliance with Applicable Law. Such Seller has complied with, and is in compliance in all material respects with, all Applicable Laws.
(m)    Financial Information. All financial statements of Guarantor and its consolidated Subsidiaries delivered in connection with this Framework Agreement or any other Transaction Agreement were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial position of Guarantor and its consolidated subsidiaries and their results of operations as of the date and for the

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period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments).
(n)    No Adverse Change. Since August 31, 2022, no Material Adverse Effect or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect has occurred with respect to such Seller. Since August 31, 2022, there has been no change in the business, property, operations or financial condition of Guarantor and its subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect with respect to Guarantor.
(o)    Investment Company Act. Such Seller is not required to register as an investment company under the Investment Company Act.
(p)    No Defaults. No Event of Default or Potential Event of Default has occurred and is continuing, or would result from the entry into the proposed Transactions on the applicable Purchase Date.
(q)    Solvent. Such Seller is Solvent and no Event of Bankruptcy has occurred with respect to such Seller.
(r)    Policies and Procedures.
(i)    Such Seller and their respective officers and directors, and to the knowledge of such Seller, its employees, Affiliates and agents are in compliance, in all respects, with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.
(ii)    Such Seller has implemented and maintains in effect policies and procedures designed to ensure compliance by such Seller and its Subsidiaries, controlled Affiliates, officers, directors, employees and agents, and to the knowledge of such Seller, its other Affiliates, with all applicable (i) Anti-Corruption Laws, (ii) Anti-Terrorism Laws and (iii) Sanctions.
(iii)    None of (i) such Seller, any of its Subsidiaries, any of their respective officers, directors or, to the knowledge of such Seller or any such Subsidiary, any of their respective employees or Affiliates, or (ii) to the knowledge of such Seller, any agent or representative of such Seller or any Subsidiary that will act in any capacity in connection with or benefit from the transactions contemplated by the Transaction Agreements are Sanctioned Persons or have engaged in, or are now engaged in, or will engage in, any dealings or transactions with any Sanctioned Person.
(iv)    Such Seller has provided to the Buyer all information reasonably requested by the Buyer regarding such Seller and its Subsidiaries, Affiliates, officers, directors, employees and agents that is necessary or advisable for the Buyer to collect to comply with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(s)    [Reserved].
(t)    Proceeds. No proceeds received by such Seller or any of its, Subsidiaries, or Affiliates in connection with any Transaction entered into

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pursuant to the Transaction Agreements will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(u)    As of the Effective Date, such Seller (i) is an entity that issues a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or (ii) has delivered to Buyer a Beneficial Ownership Certification in relation to such Seller and the information included in such Beneficial Ownership Certification is true and correct in all respects.
(v)    Each Lockbox is in the name of a Seller or Cofina, and each Seller or Cofina, as applicable, owns and has good and marketable title to the applicable Lockboxes free and clear of any Adverse Claim (other than, solely to the extent the Collection Account Acknowledgment Agreement is in effect, any Adverse Claim granted to the Securitization Facility Agent under the Securitization Facility Documents) (the “Permitted Securitization Facility Lien”).
(w)    Each of the Collection Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Collection Accounts is in the name of a Seller or Cofina, and such Seller or Cofina, as applicable, owns and has good and marketable title to the such accounts free and clear of any Adverse Claim (other than any Permitted Securitization Facility Lien). To the extent a Collection Account of a Seller is a Securitization Collection Account, such Seller has delivered to Buyer a fully executed account control agreement relating to each Securitization Collection Account, pursuant to which the applicable account bank has agreed to comply with the instructions originated by the Securitization Facility Agent directing the disposition of funds in the Securitization Collection Accounts without further consent by such Seller or any other Person. The Securitization Facility Agent has “control” (as defined in Section 9-104 of the UCC) over the Securitization Collection Accounts. Withing thirty (30) days of the written request of Buyer (each, a “Pledged Collection Account Request”), each Seller shall deliver to Buyer a fully executed account control agreement relating to any Collection Account that is not a Securitization Collection Account and is listed in such written request (any such Collection Account that is listed in any such written request from Buyer, a “Pledged Collection Account”), pursuant to which the applicable account bank has agreed to comply with the instructions originated by Buyer directing the disposition of funds in such Pledged Collection Account without further consent by the applicable Seller or any other Person. At any time there are any Pledged Collection Accounts, the Buyer has “control” (as defined in Section 9-104 of the UCC) over each such Pledged Collection Account.
5.2    Asset Representations and Warranties. Each applicable Seller represents and warrants to Buyer as of the applicable Purchase Date with respect to the Purchased Securities included in the applicable Transaction entered into on such Purchase Date (or, in the case of Section 5.2(b), with respect to the Portfolio Schedule and Portfolio Report for such Transaction) that:
(a)    Satisfaction of Conditions. All of the applicable Funding Conditions have been satisfied or waived as of such Purchase Date.
(b)    Accuracy of Information. The information set forth on the Portfolio Schedule and Portfolio Report to the Confirmation for such Transaction is true and correct in all material respects and such Portfolio Schedule and Portfolio

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Report include a complete listing of all Eligible Receivables and Eligible Loans, in each case, as of the date such Portfolio Schedule and Portfolio Report were prepared.
(c)    Eligibility. Each Loan and Receivable included in the Purchased Securities on such Purchase Date is an Eligible Loan or Eligible Receivable, as applicable, as of such Purchase Date.
(d)    Ownership. With respect to each Purchased Security, immediately prior to the sale of such Purchased Security pursuant to the Transaction Agreements, and except to the extent such Purchased Security are already subject to an outstanding Transaction, the applicable Seller is the sole legal and beneficial owner of such Purchased Security and is entitled to sell and assign and is selling and assigning such Purchased Security, together with the collections with respect thereto and all rights thereunder, to Buyer free and clear from any Adverse Claim.
(e)    No Conflicts. Each Purchased Security, together with the Asset Documentation related thereto, complies with all Applicable Laws (including Applicable Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Asset Documentation is in violation of any Applicable Laws, except, in each case, where such non-compliance or violation could not reasonably be expected to have a material adverse effect on the applicable Seller or on any rights or interests of Buyer with respect to such Purchased Security.
(f)    Records. Such Seller has maintained records relating to such Purchased Security which are true and correct in all material respects and such records are held by such Seller and which are sufficient to enable such Purchased Security to be enforced against the relevant Obligor and such records are held by such Seller.
(g)    Procedures. Each Seller has complied in all material respects with the Credit and Collection Policy with respect to each Purchased Security and has not, since the Effective Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Purchased Security or otherwise have a Material Adverse Effect with respect to such Seller without the consent of Buyer.
(h)    Legal Proceedings. There is no Action pending or, to the knowledge of such Seller, threatened against any Seller relating to such Purchased Securities or which seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the applicable Asset Documentation governing such Purchased Securities or by the Transaction Agreements.
(i)    Such Seller is in compliance in all material respects with the Asset Documentation relating to the Purchased Securities as of the related Purchase Date, and, as of the Purchase Date for such Purchased Securities, neither such Purchased Security nor the Asset Documentation related thereto is subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by the Transaction Agreements or independently thereof.

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(j)    No effective financing statement or other instrument similar in effect covering any Purchased Security is on file in any recording office (except any financing statements or other instruments filed pursuant to this Framework Agreement or any other Transaction Agreement or any other financing statement that is subject to a release agreement in form and substance satisfactory to Buyer), and, to the knowledge of such Seller, no competing notice or notice inconsistent with the transactions contemplated in this Framework Agreement is in effect with respect to any Obligor.
5.3    Certain Covenants. Each Seller covenants with Buyer as follows:
(a)    Compliance with Applicable Laws, Etc. Such Seller shall comply in all material respects with all Applicable Laws with respect to it, the Purchased Securities, and the related Asset Documentation.
(b)    Performance and Compliance with Agreements. At its expense, such Seller shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Asset Documentation governing the Purchased Securities and the Credit and Collection Policy.
(c)    Preservation of Existence. Such Seller shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect with respect to such Seller.
(d)    Keeping of Records and Books of Account; Delivery. Each Seller will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Purchased Securities have been transferred to Buyer. Each Seller will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Each Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Purchased Securities and related Asset Documentation in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Purchased Securities (including records adequate to permit the daily identification of each Purchased Security and all collections of and adjustments to each existing Purchased Security).
(e)    Inspections and Audits. Each Seller will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with this Framework Agreement), during regular business hours, permit Buyer and representatives thereof at such Seller’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to the Purchased Securities and any Portfolio Report, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to the Purchased Securities, any Portfolio Report or its performance hereunder with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by

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Buyer; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with this Framework Agreement, each Seller shall be required to reimburse Buyer for the costs and expenses related to (x) only one such audit or visitation during any calendar year, (y) any audit following a material change in the systems of such Seller that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).
(f)    Location of Records. Such Seller shall keep its principal place of business and chief executive office, and the offices where it keeps its books and records relating to the Purchased Securities (and all original documents relating thereto), at the address of such Seller referred to in Schedule 3 or, such other location as such Seller may designate upon thirty (30) days’ prior written notice to Buyer.
(g)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(i)    Such Seller shall not use, and shall procure that its Subsidiaries and, when acting on its or their behalf, its or their respective directors, officers and employees and use commercially reasonable efforts to cause its or their agents shall not use, the proceeds of any Purchase Price (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Laws or Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of any applicable Sanctions by any party hereto or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(ii)    Such Seller will not, and will cause its Subsidiaries and, when acting on its or their behalf, its or their respective directors, officers and employees and use its commercially reasonable efforts to cause its or their respective agents not to:
(1) (A) violate any Anti-Terrorism Laws, (B) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or (C) permit any of their respective Affiliates to violate these laws or engage in these actions to the extent such violation or engagement would cause the parties hereto to be in violation of these laws; or
(2) (A) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (C) permit any of their respective Affiliates to do any of the foregoing to the extent such action by such Affiliate would cause the parties hereto to be in violation of any Anti-Terrorism Law.
(h)    No Sales, Adverse Claims, Etc. Such Seller shall not, except as otherwise expressly provided herein or in the other Transaction Agreements, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon or with respect to any Purchased Securities or upon or with respect to any Collection Account or Lockbox

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or any right to receive income or proceeds (other than the Purchase Price paid to such Seller hereunder) from or in respect of any of the foregoing.
(i)    No Waivers, Amendments. Except to the extent arising in the ordinary course of business and to the extent permitted under the Credit and Collection Policy, such Seller shall not (x) cancel, terminate, amend, modify or waive any term or condition of any Asset Documentation governing any Purchased Security (including reducing the amount of such Purchased Security) or (y) take any other action that, in each case, may materially and adversely affect any entitlement and/or ability to receive and/or recover and/or enforce and/or collect payment in full of the full amount of any Purchased Security, or otherwise prejudice Buyer’s interest in any Purchased Security in any material respect.
(j)    Ordinary Course. Such Seller shall in all material respects follow its Credit and Collection Policy with respect to the Purchased Securities in accordance with its ordinary course of dealing as in effect from time to time without regard to the Transactions contemplated hereby, and shall use the same standards for Purchased Securities it would follow with respect to Eligible Loans or Eligible Receivables, as applicable, which are owned by such Seller.
(k)    Changes in Credit and Collection Policy. Such Seller shall not change, amend or otherwise modify the Credit and Collection Policy in any manner that would reasonably be expected to have a Material Adverse Effect without the prior written consent of Buyer, and, in each case, such Seller shall promptly provide Buyer with the Credit and Collection Policy then in effect and a notice indicating such proposed change, amendment or other modification.
(l)    Mergers, Sales, Etc. Such Seller shall not, unless such Seller is the surviving or continuing entity, consolidate or merge with or into any other Person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result immediately after giving effect thereto and (ii) such Seller is the surviving entity.
(m)    Change in Organization, Etc. Such Seller shall not change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement filed or other action taken to perfect Buyer’s interests under the Transaction Agreements, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Seller shall have given Buyer not less than thirty (30) days’ prior written notice of such change and shall have cured such circumstances, (iii) no Change of Control shall result, (iv) Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Buyer, that its obligations under the Guaranty shall apply to the new entity, and (v) Buyer has received such certificates, documents, instruments, agreements and opinions of counsel as they shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements. Each Seller shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States of America in which Article 9 of the UCC is in effect.
(n)    Actions Impairing Quality of Title. Such Seller shall not take any action that could cause any Purchased Security or any rights to the proceeds

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thereof not or any Lockbox or Collection Account to be owned by it free and clear of any Adverse Claim other than Permitted Liens; or take any action that could reasonably be expected to cause Buyer not to have a valid ownership interest or first priority perfected security interest in such Purchased Securities and, to the extent such security interest can be perfected by filing a financing statement, all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim other than Permitted Liens; or suffer the existence of any financing statement or other instrument similar in effect covering such Purchased Securities or any proceeds thereof on file in any recording office except such as may be filed in favor of Buyer in accordance with any Transaction Agreements.
(o)    Taxes. Subject to the provision by Buyer of the IRS Form W-8ECI or IRS Form W-8IMY, as applicable, or in accordance with Section 3.3 and any other relevant tax forms and related documentation confirming its exemption from withholding Taxes (including withholding Taxes under FATCA), such Seller will pay all relevant Taxes (other than Excluded Taxes) and make all relevant returns in respect of Taxes in relation to the Purchased Securities and such Seller shall indemnify and hold Buyer harmless from and against any such Taxes (for the avoidance of doubt, other than Excluded Taxes).
(p)    Notice of Certain Events. Such Seller shall provide Buyer with prompt notice upon becoming aware of (i) any Event of Default or Potential Event of Default, (ii) the occurrence or existence of any event or circumstance that could reasonably be expected to have a Material Adverse Effect with respect to any Seller, Seller Agent or Guarantor, or (iii) (x) any change that would result in a change to the status as an excluded Legal Entity Customer under and as defined in the Beneficial Ownership Regulation, and such Seller shall execute and deliver to Buyer a Beneficial Ownership Certification complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to Buyer, or (y) any change in the information included in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control party identified in such Beneficial Ownership Certification, or a change in the address of any beneficial owners or control party, and such Seller shall execute and deliver to Buyer an updated Beneficial Ownership Certification.
(q)    Information Required by Governmental Authorities and Know Your Customer Requirements. Each Seller shall provide Buyer promptly, from time to time upon request, such information, documents, records or reports relating to such Seller or the Purchased Securities as Buyer (or its assigns) may be required by a Governmental Authority to obtain (including for purposes of compliance by Buyer with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws).
(r)    Reports.
(i)    Delivery of Financial Statements and other Documents. CHS shall deliver (or cause to be delivered) to Buyer:
(1)    as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly accounting periods of CHS, a copy of the consolidated balance sheet of CHS and its Subsidiaries as of the last day of such period and the consolidated statement of income of CHS and its Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, prepared by CHS in accordance with GAAP and certified to by a Responsible Officer;

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provided that delivery within the time period specified above of copies of CHS’s quarterly reports on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.2(f)(i); provided, further, that, each quarterly financial statement or Form 10-Q required pursuant to this clause (i) shall be accompanied by the related Compliance Certificate (as defined in the Credit Agreement) delivered pursuant to Subsection 11.2.2 of the Credit Agreement; and
(2)    as soon as available and in any event within ninety (90) days after the end of each annual accounting period of CHS, a copy of the consolidated balance sheet of CHS and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income and cash flows of CHS and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by a statement of CHS (with, if necessary, qualifications related to changes in GAAP), to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of CHS and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended; provided that delivery within the time period specified above of copies of CHS’s annual report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.2(f)(ii); provided, further, that, each annual financial statement or Form 10-K required pursuant to this clause (ii) shall be accompanied by the related Compliance Certificate (as defined in the Credit Agreement) delivered pursuant to Subsection 11.2.1 of the Credit Agreement.
(3)    Notwithstanding anything herein to the contrary, the Buyer acknowledges and agrees that delivery of 10-Q and 10-K reporting together with the related Compliance Certificate under the Credit Agreement shall satisfy the requirements of this Section 5.3(r)(i)(1) and (2).
(ii)    Portfolio Report. On or prior to the date that is two (2) Business Days prior to any proposed Purchase Date for any proposed Transaction, a Portfolio Report for such Transaction with respect to the Eligible Loans and Eligible Receivables to be included as Purchased Securities for such Transaction.
(s)    Original Contracts. At any time following the written request of Buyer following the occurrence of an Event of Default (an “Obligor Note Delivery Request”), Seller shall, within ten (10) Business Days of its receipt of such request, deliver the original Obligor Note for each Purchased Security that is a Loan to the address of Buyer set forth in such written request as well as copies of Asset Documentation (other than Obligor Notes) for each other Purchased Security and, unless otherwise agreed to by Buyer and each Seller in writing, at all times thereafter, Seller shall deliver the original Obligor Note for each Purchased Security that is a Loan as well as copies of Asset Documentation for such Purchased Security (other than Obligor Notes) to Buyer prior to the Purchase Date for such Purchased Security. At any time no Event of Default exists after the Buyer’s delivery of an Obligor Note Delivery Request, in the event a Purchased Security for which Buyer has the original Obligor Note in its possession ceases to constitute a Purchased Security following a Repurchase Date for which such Seller has paid the Repurchase Price in accordance with this Framework Agreement, Buyer shall return such original Obligor Note to the Seller.

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(t)    Lockboxes; Collection Accounts. Such Seller shall not terminate or permit the termination of any Collection Account or Lockbox without the prior written consent of Buyer.
(u)    Collection Accounts. Such Seller shall take all necessary actions to (i) ensure that each of the Collection Accounts continues to constitute a “deposit account” within the meaning of the applicable UCC and remain free and clear of any Adverse Claim (other than in the case of any Securitization Collection Account, a Permitted Securitization Facility Lien) and (ii)(A) permit the Securitization Facility Agent to have “control” (as defined in Section 9-104 of the UCC) over each Securitization Collection Accounts and (B) at all times on and after the 30th day following Buyer’s delivery of a Pledged Collection Account Request with respect to a Pledged Collection Account, permit Buyer to have “control” (as defined in Section 9-104 of the UCC) over such Pledged Collection Account.
5.4    Lockboxes and Collection Accounts.
(a)    Unless and until the Facility Term has expired and all amounts then owing by each Seller under the Transaction Agreements have been paid and full in cash:
(i)    Seller shall direct each applicable Obligor to make, and shall use commercially reasonable efforts to ensure that each applicable Obligor continues to make, all payments relating to any Purchased Securities of such Obligor directly into the (x) at any time no Event of Default exists, a Collection Account and (y) at any time an Event of Default exists, any account designated by Buyer in sole discretion.
(ii)    If any payments by any applicable Obligors in connection with any Purchased Securities are received by any Seller or any Affiliate thereof in any account (other than a Collection Account, Lockbox or account designated by Buyer pursuant to clause (a)(i)(y) above) or otherwise, such Seller shall cause such payment to be promptly (and, in any event, within two (2) Business Days of such Seller’s discovery of the receipt thereof) deposited into (x) at any time no Event of Default exists, the a Collection Account and (y) at any time an Event of Default exists, the account designated by Buyer in its sole discretion.
(b)    So long as no Event of Default has occurred and is continuing, each Seller, shall have the right to withdraw, distribute or otherwise transfer any funds held or received in or paid into a Collection Account or Lockbox to other accounts maintained by such Seller or its Affiliates.  If an Event of Default has occurred and is continuing, then each Seller shall remit all proceeds of Purchased Securities to Buyer within two (2) Business Days of receipt and Buyer shall be entitled to distribute proceeds of the Purchased Securities in accordance with, and subject to the terms of, Section 5.5(b) until all amounts then due and payable by the Sellers under the Transaction Agreements have been paid in full (provided that neither Seller shall be required to comply with this clause (b) with respect to any amounts on deposit in the Collection Account to the extent that the Securitization Facility Agent or Buyer has delivered a notice of exclusive control under a control agreement with respect to the applicable Collection Account (which notice of exclusive control has not been withdrawn)).
(c)    Each Seller, as security for the payment or performance, as the case may be, in full of the Secured Obligations, hereby grants to Buyer, its successors and assigns, a Security Interest in, all right, title and interest of such Seller in and to,

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whether now existing or hereafter arising, such Seller’s respective Pledged Collection Account (the “Collection Account Collateral”).
5.5    Remedies.
(a)    Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, each Seller and Seller Agent, agrees to deliver each item of Collateral to Buyer on demand, and it is agreed that, Buyer shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other Applicable Law, including the delivery of a notice of exclusive control with respect to any Pledged Collection Account that is subject to an account control agreement in favor of Buyer.
(b)    Application of Proceeds.  Buyer shall apply the proceeds of any collection or sale of Collateral consisting of cash as follows:
(i)    FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with such collection or sale;
(ii)    SECOND, to the payment in full of the Secured Obligations (as defined under each Master Repurchase Agreement); and
(iii)    THIRD, to each Seller, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
6.Seller Agent.
6.1    Appointment and Authorization. Each Seller hereby irrevocably designates and appoints Seller Agent as the agent of such Seller under this Framework Agreement and each of the other Transaction Agreements, and each Seller irrevocably authorizes Seller Agent, in such capacity, to take such action on its behalf under the provisions of this Framework Agreement and the other Transaction Agreements and to exercise such powers and perform such duties as are expressly delegated to Seller Agent by the terms of this Framework Agreement and the other Transaction Agreements (including the power to execute and deliver Confirmations on behalf of each Seller in accordance with Article 4 of this Framework Agreement and the applicable Master Repurchase Agreements), together with such other powers as are reasonably incidental thereto to the extent permitted by Applicable Law. Each Seller hereby further authorizes Seller Agent to consent to amendments to this Framework Agreement. Without limiting the generality of the foregoing, Seller Agent shall be responsible for maintaining and the delivering Transaction Notices, Confirmations, Portfolio Schedules, Portfolio Reports and for the receipt and distribution of Funded Purchase Price to each of the Sellers. Seller Agent hereby agrees that it will promptly deliver to each Seller copies of each Confirmation, Portfolio Schedule, Portfolio Report and any notices or written information received by Seller Agent from Buyer in connection with any Transaction Agreement. Notwithstanding any provision to the contrary elsewhere in this Framework Agreement, Seller Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Seller, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Framework Agreement or otherwise exist against the Seller Agent.
6.2    Agent in Its Individual Capacity. Seller Agent and its Affiliates may make sales to, make purchases from and generally engage in any kind of business with any Seller, Buyer or Guarantor as though Seller Agent were not an agent. With respect to any Transactions to which

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it is a party, Seller Agent shall have the same rights and powers under this Framework Agreement as any Seller and may exercise the same as though it were not an agent, and the terms “Seller” and “Sellers” shall include the Seller Agent in its individual capacity.
7.[Reserved].
8.Payment to Seller Agent; Certain Calculations.
8.1    Payments to Seller Agent. Notwithstanding anything to the contrary contained herein, all amounts payable in cash by Buyer to any Seller in connection with any Transactions (including all payments of Funded Purchase Price on any applicable Purchase Dates) shall be paid to Seller Agent, and Seller Agent shall distribute such payments to the Sellers in accordance with the respective amounts of Purchase Price (or any other amounts) owing to each such Seller in connection with each applicable Transaction (after giving effect to applicable netting pursuant to Paragraph 12 of the applicable Master Repurchase Agreement). As between Buyer and the Sellers, any payment of such amounts to Seller Agent shall be treated as payments to the respective Sellers and shall discharge Buyer’s obligations with respect to such payments regardless of whether Seller Agent distributes such payments to the Sellers, and Buyer shall not have any liability for the failure of Seller Agent to comply with the preceding sentence.
8.2    Certain Calculations. Buyer shall calculate the Funded Purchase Prices, Funded Repurchase Prices, the Buyer Balance and all other amounts to be calculated under the Transaction Agreements (except as set forth below), as well as any adjustments thereto, which calculations shall be conclusive absent manifest error. Upon the reasonable request of Seller Agent for any such calculations, Buyer shall promptly provide such calculations to such Person. Seller Agent shall calculate and administer any redistributions of funds as between the Sellers in connection with changes in relative Purchase Prices outstanding under Transactions entered into by each respective Seller.
9.Indemnification.
9.1    Sellers’ Indemnity.
(a)    General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, each Seller, jointly and severally, hereby agrees to indemnify and hold harmless Buyer, its respective Affiliates and all of its respective successors, transferees, participants and assigns, and all officers, members, managers, directors, shareholders, employees and agents of any of the foregoing (each an “Indemnified Person”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees, Attorney Costs and Taxes (other than Excluded Taxes)) (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with the Transaction Agreements, any of the transactions contemplated thereby, the ownership, maintenance or purchasing of any Purchased Securities, or any actions or inactions of Seller Agent, Guarantor, any Seller or any Affiliate of any of them in connection with any of the foregoing; provided, however, notwithstanding anything to the contrary in this Article 9, no such Seller shall be responsible for Indemnified Amounts solely to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Person, as determined by a final non-appealable judgment by a court of competent jurisdiction, as determined by a final non-appealable judgment by a court of competent jurisdiction. Without limiting the foregoing, each Seller, jointly and severally, shall indemnify, subject to the express limitations set forth in this Section

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9.1, and hold harmless each Indemnified Person for any and all Indemnified Amounts arising out of, relating to or in connection with:
(i)    the transfer by any Seller of any interest in any Purchased Securities or any proceeds thereof, other than in connection with Transactions entered into with Buyer pursuant to the Transaction Agreements;
(ii)    any representation, warranty or statement made or deemed made by or on behalf of any Seller (or any of its officers or Affiliates) under or in connection with any Transaction Agreement (including with respect to any Portfolio Schedule and Portfolio Report delivered by Seller or Seller Agent pursuant hereto) or any other information or report delivered by or on behalf of any Seller pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;
(iii)    the failure of any Seller, Seller Agent or Guarantor to comply with the terms of any Transaction Agreement, any Purchased Security, any Applicable Law, or the nonconformity of any Purchased Security or related Asset Documentation with any such Applicable Law or any failure of any Seller to keep or perform any of its obligations, express or implied, with respect to any Asset Documentation;
(iv)    the lack of an enforceable first priority perfected security interest in any Purchased Security transferred by any Seller, or purported to be transferred by any Seller, to Buyer pursuant to the Transaction Agreements against all Persons (including any bankruptcy trustee or similar Person);
(v)    any attempt by any Person to void the transfers by any Seller contemplated hereby under statutory provisions or common law or equitable action;
(vi)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Purchased Security transferred by any Seller, or purported to be transferred by any Seller, to Buyer pursuant to the Transaction Agreements, whether as of the applicable Purchase Date or at any time thereafter;
(vii)    any dispute, claim, offset, defense, or other similar claim or defense of an Obligor to the payment when due of any Purchased Security transferred, or purported to be transferred, by any Seller to Buyer pursuant to the Transaction Agreements (including a defense based on such Purchased Security not being a legal, valid and binding obligation of the applicable Obligor enforceable against it in accordance with its terms);
(viii)    the commingling of any Collections on the Purchased Securities with any amounts that do not constitute Collections or Collateral under the Transaction Agreements, which shall include any Indemnified Amounts that arise from any act or omission of the Securitization Facility Agent with respect to any Collections on deposit in a Securitization Collection Account;
(iv)    any action or omission by any Seller which reduces or impairs the rights of Buyer with respect to any Purchased Security or other Collateral or the value of any such Purchased Security or other Collateral;
(x)    any failure of any Seller to perform any of its duties, covenants or obligations in accordance with the provisions of any Transaction Agreement;

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(xi)    any suit or claim related to any Purchased Security transferred by any Seller, or purported to be transferred by any Seller, to Buyer pursuant to the Transaction Agreements;
(xii)    any investigation, litigation or proceeding (actual or threatened) related to this Framework Agreement or any other Transaction Agreement or the use of proceeds of any purchase hereunder or in respect of any Purchased Security;
(xiii)    any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Person in connection with the Transaction Agreements as a result of any action of Seller Agent, any Seller or any of their respective Affiliates;
(xiv)    any Taxes (other than Excluded Taxes) imposed upon any Indemnified Person or upon or with respect to any Purchased Security transferred by any Seller, or purported to be transferred by any Seller, to Buyer pursuant to the Transaction Agreements arising by reason of the purchase or ownership of such Purchased Security (or of any interest therein);
(xv)    any inability of any Seller to transfer any Purchased Security as contemplated under the Transaction Agreements; or
(xvi)    the violation or breach by any Seller or Seller Agent of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any Purchased Security or related Asset Documentation.
9.2    Contribution. If for any reason the indemnification provided above in this Article 9 is unavailable to an Indemnified Person or is insufficient to hold an Indemnified Person harmless, then each Seller shall contribute, jointly and severally, to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and such Seller on the other hand but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.
10.Miscellaneous.
Except as otherwise expressly set forth in a Transaction Agreement, the following will apply to all Transaction Agreements:
10.1    Further Assurances. Each Seller agrees that from time to time it will promptly execute and deliver such other documents and instruments, all instruments and documents, and take all further action that Buyer may reasonably request, to carry out the purpose and intent of the Transaction Agreements, including in order to perfect, protect or more fully evidence Buyer’s interest in the Purchased Securities and any proceeds thereof.
10.2    Expenses. In addition to its obligations under Article 9 hereof, each Seller, jointly and severally, agrees to pay on demand:
(a)    all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with:

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(i)    the negotiation, preparation, execution and delivery of this Framework Agreement and the other Transaction Agreements and any amendment of or consent or waiver under any of the Transaction Agreements (whether or not consummated), or the enforcement of, or any actual or claimed breach of, this Framework Agreement or any of the other Transaction Agreements, including reasonable Attorney Costs and reasonable accountants’, auditors’, and consultants’ fees and expenses to any of such Persons and the fees and charges of any nationally recognized statistical rating organization or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising Buyer as to its rights and remedies under any of the Transaction Agreements in connection with any of the foregoing; and
(ii)    the administration of this Framework Agreement and the other Transaction Agreements and the transactions contemplated thereby, including reasonable Attorney Costs and reasonable accountants’, and consultants’ fees and expenses incurred in connection with the administration and maintenance of this Framework Agreement and the other Transaction Agreements and the transactions contemplated thereby
(iii)    any inspection or audit conducted in accordance with and subject to the terms of Section 5.3(e) hereto; and
(b)    all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Framework Agreement or the other Transaction Agreements, and agrees to indemnify each Indemnified Person and their respective Affiliates for such Taxes and fees.
10.3    Entire Agreement. This Framework Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties and supersedes all prior oral and written negotiations, communications, discussions, and correspondence pertaining to the subject matter of the Transaction Agreements.
10.4    Order of Precedence. If there is a conflict between any Confirmation that has been executed by certain parties hereto and any other Transaction Agreement, the Confirmation will control solely with respect to such parties. Except as set forth in the immediately preceding sentence, if there is a conflict between this Framework Agreement and any Transaction Agreement, this Framework Agreement will control unless the conflicting provision of the other Transaction Agreement specifically references the provision of this Framework Agreement to be superseded.
10.5    Amendments and Waivers. No amendment, supplement, modification or waiver of any provision of this Framework Agreement or any other Transaction Agreement, and no consent to any departure by the Sellers or Guarantor therefrom, shall be effective unless in writing signed by Buyer, Seller Agent, each Seller party to such Transaction Agreement and, in the case of the Guaranty, the Guarantor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
10.6    Binding Effect. The Transaction Agreements will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.
10.7    Assignment. Neither this Framework Agreement nor any other Transaction Agreement, respectively, may be assigned or otherwise transferred, nor may any right or obligation hereunder or under another Transaction Agreement be assigned or transferred by any

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Party without the consent of each of the other Parties; provided, that, Buyer may transfer or assign any or all of the Transaction Agreements and its rights and obligations thereunder (1) at any time during which an Event of Default has occurred and is continuing and (2) to any Affiliate of Buyer or any asset backed commercial paper conduit sponsored by Buyer or any of its Affiliates, in each case, without Seller Agent’s or any Seller’s consent. Any permitted assignee shall assume all obligations of its assignor under this Framework Agreement and any other applicable Transaction Agreements. Any attempted assignment not in accordance with this Section 10.7 shall be void.
10.8    Notices. All notices, requests, demands, and other communications required or permitted to be given under any of the Transaction Agreements to any Party must be in writing delivered to the applicable Party at the following address:
If to Rabobank:

Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: [***]
Email: [***]

If to CHS or CHS Capital:

CHS Inc.
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: [***]
Tel: [***]
Email: [***]

or to such other address as such Party may designate by written notice to each other Party. Each notice, request, demand, or other communication will be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three (3) days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one (1) Business Day after the date it is given to such service; and (iv) if sent by e-mail, upon acknowledgement of receipt by the recipient.
10.9    GOVERNING LAW. THIS FRAMEWORK AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
10.10    Jurisdiction. Each Party hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Framework Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

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(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Section 9.8 or at such other address which has been designated in accordance therewith; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Applicable Law or shall limit the right to sue in any other jurisdiction.
10.11    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENTS, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE PREVIOUS SENTENCE, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF ANY PORTION OF ANY TRANSACTION AGREEMENTS. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT, OR MODIFICATION TO ANY OF THE TRANSACTION AGREEMENTS.
10.12    Severability. If any provision of a Transaction Agreement is held by a court of competent jurisdiction to be invalid, unenforceable, or void, that provision will be enforced to the fullest extent permitted by Applicable Law, and the remainder of the applicable Transaction Agreement will remain in full force and effect. If the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that that court deems enforceable, then that court will reduce the time period or scope to the maximum time period or scope permitted by Applicable Law.
10.13    Survival. The provisions of Article 6, Article 8, Article 9 and this Article 10 shall survive any termination or expiration of this Framework Agreement and any of the other Transaction Agreements.
10.14    Counterparts. The Transaction Agreements and any document related to the Transaction Agreements may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument, and signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 9.14.

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10.15    USA Patriot Act. Buyer hereby notifies Seller Agent and each Seller that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), Buyer may be required to obtain, verify and record information that identifies Seller Agent, Guarantor and each Seller, which information includes the name, address, tax identification number and other information regarding the Seller Agent, Guarantor and each Seller that will allow Buyer to identify such Persons in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of Seller Agent and each Seller agrees to provide Buyer, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.16    Right of Setoff. If an Event of Default shall have occurred and be continuing, Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off any obligations at any time owing by Buyer to or for the credit or the account of Seller Agent, Guarantor or any Seller against any and all of the obligations of Seller Agent, Guarantor or any Seller now or hereafter existing under this Framework Agreement or any other Transaction Agreement to Buyer irrespective of whether or not Buyer shall have made any demand under this Framework Agreement or any other Transaction Agreement and although such obligations of Seller Agent, Guarantor or such Seller may be contingent or unmatured. The rights of Buyer under this Section 10.16 are in addition to other rights and remedies (including other rights of setoff) that Buyer may have. Buyer agrees to notify Seller Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
10.17    Joint and Several Obligations. The obligations of the Sellers and Seller Agent hereunder and under the other applicable Transaction Agreements are joint and several. To the maximum extent permitted by Applicable Law, and notwithstanding anything in the Transaction Agreements to the contrary, Seller Agent and each Seller hereby agrees to subordinate, until such time as all obligations and liabilities of each such Person (other than unasserted contingent indemnification obligations) to Buyer or any Indemnified Person under any of the Transaction Agreements shall have been paid and performed in full, any claim, right or remedy that it now has or hereafter acquires against any Seller or Seller Agent (as applicable) that arises hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Buyer against Seller Agent or any Seller or any of their respective property which Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. In addition, until such time referred to in the preceding sentence, each of Seller Agent and each Seller hereby waives any right to proceed against any other such Person, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any such Person may now have or hereafter have as against the other such Person with respect to the transactions contemplated by this Framework Agreement or the other Transaction Agreements.
10.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Framework Agreement or any other Transaction Agreement; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
10.19    Tax Treatment. Buyer acknowledges that each Seller will treat the Transactions effected by the Transaction Agreements for U.S. federal and state tax purposes as loans by Buyer secured by the applicable Collateral. Buyer agrees to prepare its U.S. federal and state tax returns, if required, in a manner consistent with the foregoing unless otherwise required by a change in law occurring after the Effective Date, a closing agreement with an applicable tax authority or a judgment of a court of competent jurisdiction.
10.20    Confidentiality.
(a)    Each Seller and Seller Agent agrees to maintain the confidentiality of the Program Information (as defined below), except that Program Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Program Information and instructed to keep such Program Information confidential); (ii) to the extent requested by any Governmental Authority; (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process; (iv) to any other party to this Framework Agreement; (v) in connection with any suit, action or proceeding relating to this Framework Agreement or the enforcement of rights hereunder; (vi) with the consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed); or (vii) to the extent such Program Information (A) becomes publicly available other than as a result of a breach of this Section 10.20 or (B) becomes available to a Seller or Seller Agent on a nonconfidential basis from a source other than Buyer (or any Affiliate thereof). For the purposes of this Section, “Program Information” means (i) any information regarding the pricing terms contained in this Framework Agreement or any other Transaction Agreement, (ii) any information regarding the organization, business or operations of Buyer in connection with the Transaction Agreements or the services performed by Buyer under the Transaction Agreements or (iii) any information which is furnished by Buyer to any Seller or the Seller Agent and is designated by Buyer to such party in writing as confidential. Any Person required to maintain the confidentiality of Program Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Program Information as such Person would accord to its own confidential information.

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(b)    Availability of Confidential Information. This Section 10.20 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Buyer or were known to such party on a nonconfidential basis prior to its disclosure by Buyer.
(c)    Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party shall, to the extent permitted by applicable law, provide Buyer and CHS with prompt written notice so that Buyer may at the expense of CHS seek a protective order or other appropriate remedy and/or if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion. In the event that such protective order or other remedy is not obtained, or Buyer waives compliance with the provisions of this Section 10.20(c), such party will furnish only that portion of the Program Information which (in such party’s good faith judgment) is legally required to be furnished and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.
(d)    Confidentiality of Buyer. Buyer and its successors and assigns agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree or be otherwise bound to keep such Information confidential), (ii) to the extent requested by any Governmental Authority, (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process, provided, however, to the extent permitted by Applicable Law and if practical to do so under the circumstances, that the Person relying on this clause (iii) shall provide the Seller Agent with prompt notice of any such required disclosure so that the Seller Agent may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Person will furnish only that portion of the Information which is legally required, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Framework Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, (vi) to any prospective participant or assignee provided such person agrees to be bound by this Section 10.20(d), (vii) with the consent of the Seller Agent, (viii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or any Transaction Agreement or (2) becomes available to such Person on a nonconfidential basis from a source other than the Seller Agent, any Seller or their Subsidiaries (and not in breach of this Section or any agreement contemplated by this Section) or (x) to any nationally recognized statistical rating organization as contemplated by Section 17g-5 of the Exchange Act or in connection with obtaining or monitoring a rating on any commercial paper notes. For the purposes of this Section, “Information” means all information received from the Seller Agent or any Seller or any Affiliate relating to the Seller Agent or any Seller or any Affiliate or their business, other than any such information that is available to such Person on a nonconfidential basis prior to disclosure by the Seller Agent or any Seller or any Affiliate thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has

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exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, the Seller Agent and each Seller hereby authorizes Buyer and its Affiliates to include, solely in deal pitchbooks and similar marketing materials that are not publicly distributed, the existence, size, and the names and respective roles of the Seller Agent, each Seller and Buyer in connection therewith for the purpose of conducting and marketing their businesses.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.
Buyer:
Coöperatieve Rabobank U.A., New York Branch
By:
 Name:
Title:

By:
 Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

    Schedule 1-1
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Seller and Seller Agent:
CHS Inc.

By:
 Name:
Title:

Seller:
CHS Capital, LLC

By:
 Name:
Title:

    Schedule 1-2
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SCHEDULE 1
DEFINITIONS
As used in the Transaction Agreements, the following terms have the following meanings unless otherwise defined in any Transaction Agreement:
“Action” means any suit in equity, action at law or other judicial or administrative proceeding conducted or presided over by any Governmental Authority.
“Adverse Claim” means any claim of ownership or any Lien; it being understood that no claim or Lien in favor of, or assigned to, Buyer under the Transaction Agreements shall constitute an Adverse Claim.
“Affiliate” means, with respect to a specified Person at any time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified at such time.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to each Seller or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any Applicable Laws of the United States, the United Nations, the United Kingdom, the European Union or the Netherlands relating to terrorism financing or money laundering, including the Money Laundering Control Act of 1986, the Bank Secrecy Act, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (22 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Patriot Act, any rules or regulations promulgated pursuant to or under the authority of any of the foregoing, and corresponding laws of the jurisdictions in which any Seller or any of its Subsidiaries operates or in which any Seller or any of its Subsidiaries will use the proceeds of any Transactions.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Framework Agreement.

“Asset” means any of, and “Assets” means all of, the Loans and the Receivables.
“Asset Documentation” means (a) with respect to any Receivable, the Receivable Documentation for such Receivable and (b) with respect to any Loan, the Loan Documents for such Loan.
“Attorney Costs” means and includes all fees, reasonable and documented out-of-pocket costs, expenses and disbursements of one primary counsel, and one additional local counsel in each applicable jurisdiction, for Buyer and the other Indemnified Persons, and, if an actual or potential conflict of interest arises, one additional counsel for each similarly situated group of Indemnified Persons for which such conflict exists.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
    Schedule 1-3
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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York.
“Buyer” has the meaning set forth in the Preamble.
“Buyer Balance” means, as of any time of determination, the excess, if any, of (x) the aggregate amount of Funded Purchase Price funded by Buyer and applied to the Purchase Price under any Master Repurchase Agreement over (y) the aggregate Funded Repurchase Price paid by or on behalf of the Sellers (excluding any such amounts of Funded Repurchase Price attributable to payments of Price Differential) to Buyer in connection with the Current Transactions and all prior Transactions as of such time of determination.
“CENEX Lift Loan” means subordinated commercial term loans between owner operators of CENEX gas and convenience stores as borrowers and CHS Capital, LLC as the lender.
“Change of Control” means any of the following: (a) the failure of CHS to own, directly or indirectly (through one or more wholly owned subsidiaries), at least 100% of the membership interests in CHS Capital, free and clear of any Adverse Claim and (b) with respect to CHS, (i) any merger or consolidation of such entity into another Person, (ii) any merger or consolidation to which such entity shall be a party resulting in the creation of another Person, (iii) any Person succeeding to the properties and assets of such entity substantially as a whole or (iv) the acquisition by any Person, or two or more Persons acting in concert, together with Affiliates thereof, who is not a voting member of CHS as of the Effective Date (or such later date as agreed to by Buyer in its sole discretion), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of in the aggregate more than 50% of the aggregate voting power of the Voting Interests of CHS.

“CHS” has the meaning set forth in the Preamble.
“CHS Capital” has the meaning set forth in the Preamble.
    Schedule 1-4
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“CHS Capital Master Repurchase Agreement” means that certain 1996 SIFMA Master Repurchase Agreement, dated as of July 11, 2023, between CHS Capital and Buyer, including Annex I thereto (and as amended thereby).
“CHS Master Repurchase Agreement” means that certain 1996 SIFMA Master Repurchase Agreement, dated as of July 11, 2023, between CHS and Buyer, including Annex I thereto (and as amended thereby).
“Closing” has the meaning set forth in Section 3.1.
“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.
“Cofina” means Cofina Funding, LLC, a Delaware limited liability company.
“Collateral” means the MRA Collateral and the Collection Account Collateral.
“Collection Account” means the deposit accounts of each Seller specified on Schedule 8 hereto (as such Schedule 8 may be updated from time to time with the written consent of Seller Agent and Buyer).
“Collection Account Collateral” has the meaning set for in Section 5.4(c).
“Collections” means, with respect to any Asset, all funds which either (a) are received by any Seller or any other Person from or on behalf of the related Obligors in payment of any amounts owed (including purchase prices, finance charges, principal, interest and all other charges, recoveries and proceeds of Related Security) in respect of such Asset, or applied to such other charges in respect of such Asset, or applied to such amounts owed by such Obligors or (b) constitute proceeds from the sale of such Asset or any participation interest therein to the extent permitted by the Transaction Agreements.
“Collection Account Acknowledgement Agreement” means that certain Collection Account Acknowledgment Agreement, dated as of July 11, 2023, between Buyer, Cofina, CHS, CHS Capital and the Securitization Facility Agent.
“Commercial Loan” means advances and loan facilities provided to borrower under and in accordance with the Credit and Collection Policy; provided that, for the avoidance of doubt, no Commercial Loan shall also be a Producer Loan.
“Confirmation” has the meaning set forth in the applicable Master Repurchase Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Agreement” means that certain 2023 Third Amended and Restated Credit Agreement, dated as of April 21, 2023, by and between CoBank ACB, as joint lead arranger, administrative agent and bid agent and the other joint lead arrangers and syndication parties party thereto from time to time and CHS.
“Credit and Collection Policy” means the credit and collection policy of each Seller set forth on Schedule 4, as amended in accordance with Section 5.2(k).
    Schedule 1-5
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“Credit Facility Documents” has the meaning ascribed to the term “Loan Documents” in the Credit Agreement.
“Current Transactions” means, as of any time of determination, each of the Transactions, if any, outstanding under the applicable Master Repurchase Agreements at such time of determination.
“Debt” means, at any time, with respect to any Person, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all capital lease obligations or other obligations which, in each case, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person and (b) all guarantees (whether contingent or otherwise) of such Person guaranteeing the Debt of any other Person, whether directly or indirectly (other than endorsements for collection or deposit in the ordinary course of business).
“Defaulted Loan” means a Loan (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date thereof, (b) as to which any Obligor thereof is subject to an Event of Bankruptcy or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.
“Defaulted Receivable” means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice due date thereof, (b) as to which any Obligor thereof is subject to an Event of Bankruptcy or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.
“Deposit Receivable” means any monetary obligation, whether or not earned by performance, owed to any Seller or any other Person (as assignee of Seller) by an account debtor arising in connection with any of the Seller’s businesses subject to an arrangement where (x) the related account debtor, prior to acquiring such goods, has elected to deposit with the applicable Seller all or a portion of the outstanding balance of such monetary obligation, (y) such monetary obligation is discounted as a result of such account debtor making the deposit specified in clause (x) above and (z) the applicable Seller is permitted to apply all or a portion of such deposit towards the satisfaction or partial satisfaction of such monetary obligation.
“Dilution” means, as of any date of determination with respect to any Receivable, an amount equal to the sum, without duplication, of the aggregate reduction effected in the Unpaid Balance of such Receivable due to credits, rebates, refunds, disputes, setoff, netting, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, chargebacks, returned or repossessed goods, defective goods or services, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments or reductions that are made in respect of the applicable Obligor; provided, however, that writeoffs to the extent related to the financial or credit condition of an Obligor (including the occurrence of an Event of Bankruptcy with respect to the applicable Obligor) shall not constitute Dilution.
“Doubtful” means, with respect to any Loan, that such Loan has a Risk Rating of “Doubtful” in accordance with the Credit and Collection Policy.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
    Schedule 1-6
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“EEA Member Country” means any member state of the European Union, Iceland, Lichtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in the Preamble.
“Eligible Foreign Receivables Obligor” means any Obligor that is a resident of, or organized under the laws of, a country listed on Schedule 6, as such Schedule may be amended from time to time with the prior written consent of Buyer (which may be by e-mail).
“Eligible Loan” means, for purposes of any Transaction, a Loan that meets all of the Loan Eligibility Criteria in connection with such Transaction.
“Eligible Receivables” means, for purposes of any Transaction, a Receivables that meets all of the Receivable Eligibility Criteria in connection with such Transaction.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Seller or the Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by any Seller, the Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by any Seller, the Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Seller, the Guarantor or any ERISA Affiliate; or (vii) a transaction by any Seller, the Guarantor or an ERISA Affiliate that is reasonably expected to be subject to Sections 4069 or 4212(c) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Bankruptcy” means, with respect to any Person, any of the following:
(a)    (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy,
    Schedule 1-7
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insolvency, reorganization, winding up or composition or adjustment of debts, which proceeding shall (other than with respect to any Obligor) remain unstayed or undismissed for a period of sixty (60) days; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or
(b)    such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Default” means any of the following:
(a)    any Seller or Guarantor shall have failed to pay any Repurchase Price in respect of any Transaction (other than the portion thereof attributable to Price Differential) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of one (1) or more Business Days;
(b)    any Seller or Guarantor shall have failed to pay any portion of Repurchase Price attributable to Price Differential or any other amounts owing under any Transaction Agreement (other than amounts specified in clause (a) of this definition), in each case, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days;
(c)    Seller Agent or any Seller shall fail to observe or perform any covenant or agreement set forth in Section 5.3(g), Section 5.3(h) or Section 5.3(p) of this Framework Agreement;
(d)    Seller Agent, Guarantor or any Seller shall fail to observe or perform any covenant, condition or agreement contained in this Framework Agreement or any other Transaction Agreement (excluding any covenants, conditions or agreements specified in clauses (a), (b) or (c) of this definition) and, only if capable of being remedied, such failure shall continue unremedied for a period of ten (10) or more Business Days;
(e)    any representation or warranty made or deemed made by or on behalf of any Seller or Guarantor in or in connection with this Framework Agreement or any other Transaction Agreement shall prove to have been incorrect in any material respect when made or deemed made, and, only if capable of being remedied, such failure to be correct shall continue unremedied for a period of ten (10) or more Business Days;
(f)    Buyer shall cease to have a first priority perfected security interest in any Collateral granted by any Seller pursuant to the applicable Master Repurchase Agreement, except to the extent released in accordance with, or in connection with a disposition permitted under, the Transaction Agreements;
(g)    an Event of Bankruptcy shall occur with respect to Seller Agent, Guarantor, any Seller or, at any time a Collection Account or Lockbox is owned by Cofina, Cofina;
    Schedule 1-8
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(h)    the Guaranty or any other Transaction Agreement shall cease to be in full force and effect, or its validity or enforceability shall be disputed by Seller Agent, Guarantor, any Seller;
(i)    any Seller or Guarantor, or any of their respective Subsidiaries (i) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness for borrowed money aggregating in excess of $100,000,000 which was incurred, assumed or guaranteed by such Person, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any indenture, agreement or other instrument under which any indebtedness for borrowed money aggregating in excess of $100,000,000 was incurred, assumed or guaranteed by such Person, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such indebtedness to be declared to be due and payable prior to its stated maturity, or such guaranty to become payable, without regard to whether such holder or holders, beneficiary or beneficiaries or such other Person shall have exercised or waived their right to do so; or
(j)    the Securitization Facility Agent has delivered a notice of exclusive control under any control agreement (which notice of exclusive control has not been withdrawn) that relates to a Securitization Collection Account;
(k)     an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which would materially adversely affect the financial condition or results of operations of any Seller, Guarantor and their Subsidiaries, taken as a whole, or any Seller, Guarantor or any ERISA Affiliate shall fail to pay when due under Section 412 of the Code any contribution to a Pension Plan in an amount that materially and adversely affects the financial condition or results of operations of any Seller, Guarantor and their Subsidiaries, taken as a whole, and such failure shall continue for thirty (30) days;
(l)    the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Seller or the Guarantor and such lien shall not have been released within five (5) Business Days, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Seller or the Guarantor and such lien shall not have been released within five (5) Business Days; or
(m)    one or more judgments, orders, decrees or arbitration awards is entered against any Seller involving in the aggregate a liability of $50,000,000 or more, other than any judgment against such Seller with respect to any taxes that are owing by such Seller to any Governmental Authority that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, that remain undischarged, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof (or such longer period as may be permitted by Applicable Law or court order to obtain relief from payment thereof).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Indemnified Person or required to be withheld or deducted from a payment to an Indemnified Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Indemnified Person being organized under the laws of, or having its principal office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Indemnified Person pursuant to a law in effect on the Effective Date, (c) Taxes attributable to such Indemnified
    Schedule 1-9
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Person’s failure to provide relevant IRS forms and related documentation, and (d) any Taxes imposed pursuant to FATCA.
“Facility Expiration Date” means the Scheduled Facility Expiration Date in effect from time to time; provided, that (i) the Facility Expiration Date shall be deemed to have occurred on the first date (if any) upon which an Event of Bankruptcy occurs with respect to Seller Agent, Guarantor or any Seller; and (ii) on any Business Day during which an Event of Default has occurred and is continuing, Buyer may deliver a written notice to Seller Agent and each Seller terminating the Facility Term, in which case the Facility Expiration Date shall be deemed to occur on the date of the delivery of such notice.
“Facility Term” means the period beginning on the Effective Date and ending on the Facility Expiration Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Framework Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.
“Fee Letter” means that certain Fee Letter, dated as of the Effective Date, by and between Buyer, CHS and CHS Capital.
“First Lien Commercial Loan” means a Commercial Loan that is entitled to the benefit of a first lien and first priority perfected security interest on the assets of the respective Obligor.
“First Lien Producer Loan” means a Producer Loan that is entitled to the benefit of a first lien and first priority perfected security interest on the assets of the respective Obligor.
“Framework Agreement” has the meaning set forth in the Preamble.
“Funded Purchase Price” means, with respect to any Transactions entered into (or proposed to be entered into) under the applicable Master Repurchase Agreements on any Purchase Date, the excess, if any, of (a) the sum of the Purchase Prices for such Transactions over (b) the sum of the Repurchase Prices under any Transactions previously entered into under such Master Repurchase Agreements whose Repurchase Dates coincide with such Purchase Date, excluding any portion of such Repurchase Prices which are not permitted to be netted against Purchase Prices for subsequent Transactions entered into on such Purchase Date in accordance with Paragraph 12 of Annex I to the applicable Master Repurchase Agreement.
“Funded Repurchase Price” means, with respect to any Transactions under the applicable Master Repurchase Agreements expiring on any Repurchase Date, the excess of (a) the sum of the Repurchase Prices for each such Transaction over (b) the sum of the amounts of any Purchase Prices under any subsequent Transactions entered into under such Master Repurchase Agreements whose Purchase Date coincides with such Repurchase Date which are netted against such Repurchase Prices in accordance with Paragraph 12 of the applicable Master Repurchase Agreement (any such netting being subject to Paragraph 12 of Annex I to the applicable Master Repurchase Agreement).
“Funding Conditions” has the meaning set forth in Section 4.3(a).
“Funding Limit” means $200,000,000.
    Schedule 1-10
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“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means CHS.
“Guaranty” means that certain Guaranty, dated as of the Effective Date, executed by Guarantor in favor of Buyer.
“Indemnified Amounts” has the meaning set forth in Section 9.1.
“Indemnified Person” has the meaning set forth in Section 9.1.
“Joint Venture” means an Obligor constituting a joint venture of a Seller and one or more unaffiliated entities where (i) such Seller has no more than 50% of the ownership or voting rights in or with respect to such joint venture, (ii) such Seller does not have the ability to directly or indirectly control such joint venture and (iii) the joint venture satisfies the definition of Eligible Loan and has been subject to the same underwriting and credit and collection policies as any other Obligor.
“Junior Lien Commercial Loan” means a Commercial Loan that is entitled to the benefit of a lien and priority perfected security interest on the assets of the respective Obligor and is not a First Lien Commercial Loan.
“Junior Lien Producer Loan” means a Producer Loan that is entitled to the benefit of a lien and priority perfected security interest on the assets of the respective Obligor and is not a First Lien Producer Loan.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Loan” means the indebtedness of any Obligor under or with respect to an Obligor Note, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing and (iii) all Related Security with respect thereto.

    Schedule 1-11
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“Loan Commitment” means, with respect to any Obligor, the maximum aggregate amount required to be advanced to the related Obligor under the terms of the related Loan Documents.
“Loan Document” means, with respect to any Loan, the related Obligor Note and any related loan agreements, security agreements, mortgages, acknowledgements (if required), financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf or for the Obligor’s benefit in respect of such Loan and related Obligor Note, including letters of credit, general or limited guaranties or other credit enhancement.
“Loan Eligibility Criteria” means with respect to Loans, the criteria set forth in Schedule 5(A).
“Lockbox” means the lockboxes specified as such on Schedule 8, each of which shall be maintained in the name of such Seller.
“Loss” means, with respect to any Loan, that such Loan has a Risk Rating of “Loss” in accordance with the Credit and Collection Policy.
“Market Value” means, with respect to any Eligible Receivable or Eligible Loan as of any date of determination, the product of (x) the Unpaid Balance of such Eligible Receivable or Eligible Loan as of such date of determination multiplied by (y) ninety percent (90%).

“Master Repurchase Agreements” means each of (i) the CHS Master Repurchase Agreement and (ii) the CHS Capital Master Repurchase Agreement.
“Material Adverse Effect” means, with respect to any Person (or if no Person is specified, with respect to any Seller or Seller Agent) an event or circumstance that, individually or in the aggregate, results in, or could reasonably be expected to result in, a material adverse effect on:
(a)    the financial condition or results of operations of such Person and its Subsidiaries, taken as a whole;
(b)    the ability of such Person to perform any of its obligations under this Framework Agreement or any other Transaction Agreement to which it is a party;
(c)    the status, existence, perfection, priority, enforceability or other rights and remedies of Buyer associated with its interests in the Collateral or any material portion thereof; or
(d)    (i) the validity or enforceability against such Person of any Transaction Agreement or any Securitization Facility Document to which it is a party or (ii) the validity, enforceability or collectability of a material portion of the Collateral.
“MRA Collateral” means, collectively, all “Collateral” under and as defined in the applicable Master Repurchase Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which any Seller, the Guarantor or any ERISA Affiliate makes or is obligated to make contributions or has any liability.
    Schedule 1-12
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“Obligor” means, (a) with respect to any Receivable, the Person that owes a payment obligation in respect thereof and (b) with respect to any Loan, the Person that owes a payment obligation in respect thereof; provided, that, for the avoidance of doubt, Guarantor and Sellers are not Obligors.

“Obligor Note” shall mean, with respect to any Loan, the promissory note, instrument or other writing entered into by the related Obligor in connection with or evidencing the indebtedness of the Obligor under such Loan.
“Obligor Note Delivery Request” has the meaning set forth in Section 5.3(s).
“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Organizational Documents” means a Party’s articles or certificate of incorporation or formation and its by-laws, operating agreement or similar governing instruments required by the laws of its jurisdiction of formation or organization.
“Other Connection Taxes” means, with respect to any Indemnified Person, Taxes imposed as a result of a present or former connection between such Indemnified Person and the jurisdiction imposing such Tax (other than connections arising from such Indemnified Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Agreement, or sold or assigned an interest in any Purchased Security or Transaction Agreement).
“Participation Loan” means any advance by any Seller to an Obligor under a syndicated loan facility (a) that has closed (without regard to any contemporaneous or subsequent syndication of such advance) prior to such advance becoming a Loan and (b) pursuant to which such Seller acts as administrative agent of the related lender group.
“Party” and “Parties” have the meaning set forth in the Preamble.
“PATRIOT Act” has the meaning set forth in Section 9.15.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Seller, the Guarantor or any ERISA Affiliate or to which any Seller, the Guarantor or any ERISA Affiliate contributes or has an obligation to contribute or to which any Seller, the Guarantor or any ERISA Affiliate has any liability.
“Permitted Liens” means (a) Liens created pursuant to the Transaction Agreements and (b) inchoate Liens for Taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith and by appropriate proceedings in compliance with the Transaction Agreements and for which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such Lien has not commenced and the use and value of the property to which the Liens attach are not impaired during the pendency of such proceedings.
“Permitted Loan Type” means a Loan that is:

    Schedule 1-13
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(a)    a Commercial Loan with a “10” or “11” Risk Rating and a remaining tenor greater than or equal to 24 months;
(b)    an unsecured Commercial Loan with a “6”, “7”, “8”, “9”, “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than 24 months;
(c)    a Junior Lien Commercial Loan with a “6”, “7”, “8”, “9”, “10” or “11” Risk Rating and a remaining tenor less than 24 months;
(d)    a First Lien Commercial Loan with a “8”, “9”, “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than 24 months;
(e)    a Commercial Loan and a Participation Loan with a “10” or “11” Risk Rating;
(f)    a Joint Venture First Lien Commercial Loan with a “4”, “5”, “6”, “7”, “8”, “9”, “10” or “11” Risk Rating;
(g)    a Commercial Loan and a Syndicated CHS Loan;
(h)    a CENEX Lift Loan;
(i)    a Producer Loan with a Risk Rating of “11” and a remaining tenor greater than or equal to 24 months;
(j)    an unsecured Producer Loan with a “10” or “11” Risk Rating and a remaining tenor less than 24 months;
(k)    an unsecured Producer Loan with a “10” or “11” Risk Rating and a remaining tenor greater than or equal to 24 months;
(l)    an unsecured Producer Loan with a “7”, “8”, “9”, “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than 24 months;
(m)    an unsecured Producer Loan with a “7”, “8”, “9”, “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor greater than or equal to 24 months;
(n)    a Junior Lien Producer Loan with an “11” Risk Rating and a remaining tenor less than 24 months;
(o)    a Junior Lien Producer Loan with an “11” Risk Rating and a remaining tenor equal to or greater than or equal to 24 months;
(p)    a Junior Lien Producer Loan with a “7”, “8”, “9”, “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than 24 months;
(q)    a First Lien Producer Loan with a “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than 24 months;
(r)    a First Lien Producer Loan with a “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor greater than or equal to 24 months; and
(s)    a Producer Loan and a Participation Loan with a “10” or “11” Risk Rating; and
    Schedule 1-14
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(t)    a Syndicated CHS Loan with a “7”, “8”, “9”, “10” or “11” Risk Rating.
“Permitted Securitization Facility Lien” has the meaning set forth in Section 5.1(v).
“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.
“Pledged Collection Account” has the meaning set forth in Section 5.1(w).
“Pledged Collection Account Request” has the meaning set forth in Section 5.1(w).
“Portfolio Report” means a report updated and delivered on the date that is two (2) Business Days prior to any proposed Purchase Date for such proposed Transaction with respect to the Loans and Receivables in substantially the form attached hereto as Schedule 7.
“Portfolio Schedule” has the meaning set forth in the applicable Master Repurchase Agreement.

“Potential Event of Default” means the occurrence of any event that, with the giving of notice or lapse of time, would become an Event of Default.
“Price Differential” has the meaning set forth in the applicable Master Repurchase Agreement.
“Pricing Rate” has the meaning set forth in the applicable Master Repurchase Agreement.
“Pricing Schedule” has the meaning set forth in the applicable Master Repurchase Agreement.
“Producer Loan” means a Loan characterized as a “Producer Loan” under the Credit and Collection Policy.
“Purchase Date” has the meaning set forth in the applicable Master Repurchase Agreement.
“Purchase Price” has the meaning set forth in the applicable Master Repurchase Agreement.
“Purchased Securities” has the meaning set forth in the applicable Master Repurchase Agreement.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Seller or any other Person (as assignee of Seller) by an Obligor whether constituting an account, instrument, document, contract right, general intangible, chattel paper or payment intangible, in each instance arising in connection with the sale of goods or for services rendered, and includes the obligation to pay any finance charges, fees and other charges with respect thereto, together with the Related Security with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
    Schedule 1-15
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Notwithstanding anything contained herein to the contrary, the term “Receivable” shall not include any Deposit Receivable.
“Receivable Documentation” means, for each Receivable, the invoice therefor and any other agreement or documentation between the applicable Seller and the applicable Obligor giving rise to, and/or setting forth terms and conditions related to the creation and payment of, such Receivable, including in each case any amendments.
“Receivables Eligibility Criteria” means with respect to Receivables, the criteria set forth in Schedule 5(B).
“Related Security” means, with respect to any Asset:
(i)    all of the relevant Seller’s interest in any goods (including returned goods) and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Asset;
(ii)    all instruments and chattel paper that may evidence such Asset;
(iii)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Asset, whether pursuant to the Receivable Documentation related to such Receivable, the Loan Documents related to such Loan or otherwise, together with all financing statements describing any collateral securing such Asset;
(iv)    all tax refunds and the insurance policies, if any, relating to such Asset including the right to terminate such policies and to receive unearned premiums payable upon such termination, and rights to loss payments under such insurance policies;
(v)    the Receivable Documentation, the Loan Documents and all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Asset whether pursuant to the Receivable Documentation related to such Receivable, the Loan Documents related to such Loan or otherwise;
(vi)    all of the relevant Seller’s rights, interests and claims under the Loan Documents and the Receivable Documentation with respect to such Asset;
(vii)    all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Asset and the related Obligor; and
(viii)    all proceeds of, and payments or collections on, under or in respect of, any of the foregoing.
“Release Termination Effective Date” means the date on which the Buyer notifies the Seller Agent that the Buyer has received evidence satisfactory to the Buyer in its sole discretion of the release of any security interest in any Receivable owing by an Eligible Foreign Receivables Obligor or that otherwise satisfies the definition of “Eligible Receivable” hereunder related to (a) the collateral covered by that certain UCC-1, with filing number 1078270900736, with Citibank N.A., as secured party, and CHS, as debtor, (b) the collateral covered by that certain UCC-1, with filing number 1263893900026, with CoBank ACB, as secured party, and CHS, as debtor, and (c) the collateral covered by that certain UCC-1, with filing number 1268899500032, with Banco Santander, S.A., as secured party, and CHS, as debtor.
    Schedule 1-16
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“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived by the PBGC.
“Repurchase Date” has the meaning set forth in the applicable Master Repurchase Agreement.
“Repurchase Price” has the meaning set forth in the applicable Master Repurchase Agreement.
“Responsible Officer” means the chief executive officer, the chief financial officer, the general counsel, the president, the treasurer or an assistant treasurer of CHS, and any other officer, similar official or employee of CHS responsible for the administration of the obligations of CHS in respect of this Framework Agreement, including any person referenced in Schedule 13.2 of the Securitization RPA.
“Risk Rating” shall mean the score or classification or probability of default, as determined for each Loan in accordance with the Credit and Collection Policy.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions, including as of the Effective Date, Cuba, the Crimea region of Ukraine, the so-called Donetsk and so-called Luhansk regions of Ukraine, the Zaporizhzhia and Kherson Regions of Ukraine, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) any Person that is the target of any Sanctions, (b) any Person listed in any Sanctions-related list of designated Persons maintained by any U.S. Governmental Authority (including OFAC or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the United Nations Security Council, the European Union or the Netherlands, (c) any Person organized or resident in a Sanctioned Country or (d) any Person that is fifty-percent or more owned, directly or indirectly, in the aggregate by, or is otherwise controlled by (within the meaning of applicable Sanctions laws), any Person referred to in clauses (a), (b) or (c) above.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.
“Scheduled Facility Expiration Date” means July 11, 2024.
“Scheduled Monthly Purchase Date” means each of (i) the Effective Date and (ii) each date designated as a “Scheduled Monthly Purchase Date” in Schedule 10.
“Secured Obligations” has the meaning set forth in the applicable Master Repurchase Agreement.
“Securitization Amendment” has the meaning set forth in the definition of Securitization RPA.
“Securitization Collection Account” means any Collection Account that is owned by Cofina or any Collection Account owned by a Seller that is pledged to the Securitization Facility Agent pursuant to the Securitization Facility Documents; provided that Schedule VIII shall specify if a Collection Account is a Securitization Collection Account.
    Schedule 1-17
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“Securitization Facility Documents” has the meaning ascribed to the term “Transaction Documents” in the Securitization RPA.
“Securitization RPA” means the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 among Cofina, as seller, CHS, as initial servicer, MUFG (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent (in such capacity, the “Securitization Facility Agent”) and the various purchaser groups from time to time party thereto (as amended by that certain First Amendment, dated as of June 28, 2018, Second Amendment, dated as of August 20, 2018, Omnibus Amendment No. 3, dated as of September 4, 2018, Fourth Amendment and Limited Waiver, dated as of September 21, 2018, Omnibus Amendment No. 5, dated as of June 27, 2019, Omnibus Amendment No. 6, dated as of May 1, 2020, Omnibus Amendment No. 7, dated as of June 26, 2020, Omnibus Amendment No. 8, dated as of September 24, 2020, Omnibus Amendment No. 9, dated as of July 30, 2021, Omnibus Amendment No. 10, dated as of August 31, 2021, Eleventh Amendment, dated as of August 30, 2022, Twelfth Amendment, dated as of July 11, 2023 (the “Securitization Amendment”)).
“Security Interest” means any pledge, charge, lien, assignment by way of security, retention of title and any other encumbrance or security interest whatsoever created or arising under any Applicable Law, as well as any other agreement or arrangement having the effect of or performing the economic function of the same.

“Seller” has the meaning set forth in the Preamble.
“Seller Agent” has the meaning set forth in the Preamble.
“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.
“Subsidiary” means, with respect to any Person, a corporation or other entity of which such Person owns, or its other direct or indirect Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership or control interests as have more than 50% of the ordinary voting power for the election of directors or managers, as the case may be.
“Syndicated CHS Loan” means any advance by a Seller to an Obligor under a syndicated loan facility in which such Seller participates as a member of the lender group but is not the originating lender or facility or administrative agent.
“Tax” means all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges payable to or imposed by any Governmental Authority, including any sales, use, excise or similar taxes and inclusive of any interest, additions to tax, penalties or fines applicable thereto.
“Transaction” has the meaning set forth in the applicable Master Repurchase Agreement.
    Schedule 1-18
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“Transaction Agreements” means, collectively, (i) this Framework Agreement, (ii) each of the other agreements referred to in Section 2.1 hereof and (iii) each Confirmation entered into under any Master Repurchase Agreement during the Facility Term.
“Transaction Notice” has the meaning set forth in Section 4.1(a).
“Transaction Period” has the meaning set forth in the applicable Master Repurchase Agreement.
“Unpaid Balance” of (i) any Receivable means, at any time, the sum of (a) the unpaid amount thereof, plus (b) the unpaid amount of all finance charges, interest payments and other amounts actually accrued thereon at such time, but excluding, in the case of clause (b) above, all late payment charges, delinquency charges, extension or collection fees and security deposit or reserves paid or created by the related Obligor, and (ii) any Loan means, at any time, the outstanding principal balance thereof, excluding any accrued and outstanding finance charges and interest payments related thereto; provided that, for the avoidance of doubt, the Unpaid Balance of each Participation Loan shall only include the outstanding principal balance owed to the applicable Seller under such Participation Loan and not the outstanding principal balance owed to any other lender under such Participation Loan.

“Voting Interest” shall mean membership or other ownership interests in CHS whose holders are entitled under ordinary circumstances to vote for the election of the directors of CHS or persons performing similar functions (irrespective of whether at the time membership or other ownership interests of any other class or classes shall have or might have voting power by reasoning of the happening of any contingency).

    “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.
    Schedule 1-19
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SCHEDULE 2
BANK ACCOUNTS

Buyer:
Bank Name:	[***]
City, State:	[***]
SWIFT Code:	[***]
ABA/Routing #:	[***]
Beneficiary Account Name:	[***]
Beneficiary Account Number:	[***]
Ref:	[***]

Seller Agent:
Bank Name:	[***]
City, State:	[***]
SWIFT Code:	[***]
ABA/Routing #:	[***]
Beneficiary Account Name:	[***]
Beneficiary Account Number:	[***]
Ref:	[***]

    Schedule 2-1
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SCHEDULE 3
UCC DETAILS SCHEDULE
(1)    CHS Inc.:
(a)    [***]
5500 Cenex Drive
St. Paul Minnesota 55077
(b)    [***]

5500 Cenex Drive
St. Paul, Minnesota 55077
(c)    [***]
[***]

(d)    Federal Taxpayer ID Number
[***]

(e)    Jurisdiction of Organization
Minnesota
(f)    True Legal Name
CHS Inc.
(g)    Organizational Identification Number
[***]

    Schedule 3-1
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(2)    CHS Capital, LLC:
(a)    [***]

5500 Cenex Drive
St. Paul, Minnesota 55077
(b)    [***]
5500 Cenex Drive
St. Paul, Minnesota 55077
(c)    [***]

[***]

(d)    Federal Taxpayer ID Number
[***]

(e)    Jurisdiction of Organization
Minnesota
(f)    True Legal Name
CHS Capital, LLC
(g)    Organizational Identification Number
[***]
    Schedule 3-2
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SCHEDULE 4
CREDIT AND COLLECTION POLICY
[Attached]

    Schedule 4-1
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SCHEDULE 5(A)
ELIGIBILITY CRITERIA – LOANS
In order for a Loan to meet the Loan Eligibility Criteria in connection with any Transaction on any Purchase Date, it must be a Loan that satisfies each of the following criteria as of such Purchase Date:

(a)which is denominated and payable only in U.S. Dollars in the United States;
(b)which is a Permitted Loan Type;
(c)which is not a Defaulted Loan;
(d)the Obligor of which is (A) a Governmental Authority of the United States or a resident of, or organized under the laws of the United States and it territories or of Canada and (B) not a Sanctioned Person;
(e)(i) the Obligor of which is Solvent and (ii) no Event of Bankruptcy has occurred with respect to such Obligor;
(f)which was originated in the ordinary course of business of the applicable Seller substantially in the form of Schedule 9;
(g)which is currently owing under an Obligor Note, which Obligor Note and the related Loan Documents have been duly authorized and are in full force and effect and constitute the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with their respective terms;
(h)which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of any Obligor;
(i)which, together with the Loan Documents related thereto, constitutes an “account,” a “payment intangible,” “chattel paper” or an “instrument” within the meaning of the UCC of all jurisdictions which govern the perfection of the applicable Seller’s and Buyer’s respective interest therein;
(j)in respect of which no material default exists and there is not then in effect any waiver by the applicable Seller of any (A) material default with respect thereto or (B) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;
(k)the Obligor of which has incurred the obligations relating to such Loan strictly for business purposes and not for personal, family or household purposes;
(l)the Obligor of which is not an Affiliate of any Seller (other than a Joint Venture);
(m)the Obligor of which was not classified as having a Risk Rating of 12, 13 or 14 in accordance with the Credit and Collection Policy;
(n)which is secured by a perfected, assignable, first priority security interest in the Related Security in favor of the applicable Seller free and clear of all Adverse
    Schedule 5(A)-1
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Claims and the applicable Seller has filed an “all assets” UCC-1 filing against each related Obligor;
(o)which has not been compromised, adjusted or similarly modified in a manner that violates the Credit and Collection Policy and which is otherwise permitted by the Transaction Agreements;
(p)which, together with the related Loan Documents, satisfies in all material respects the applicable documentation requirements of the Credit and Collection Policy;
(q)which does not represent a refinancing by the applicable Obligor of an existing Loan due to credit reasons or a restructured Loan due to credit reasons;
(r)which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of any Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and general equity principles;
(s)the Obligor of which has been instructed to make all payments directly to a Lockbox or a Collection Account;
(t)in respect of which no security deposit or reserve paid or created by the related Obligor exists;
(u)no portion of the Unpaid Balance of such Loan represents any sales tax, value-added tax or other similar tax;
(v)which, together with the related Loan Documents, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in violation of any such law, rule or regulation in any respect;
(w)[reserved];
(x)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Loan have been duly obtained, effected or given and are in full force and effect;
(y)which is prepayable at any time and, together with the related Loan Documents and Related Security, is fully assignable;
(z)[reserved];
(aa)as to which the applicable Seller has satisfied all obligations on its part with respect to such Loan required to be fulfilled pursuant to the applicable Loan Documents or in connection with the transfer and any applicable agreement pursuant to which such transfer occurs;
    Schedule 5(A)-2
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(bb)as to which the applicable Seller has not taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of Buyer, other than actions or failures to take action by the Sellers which do not violate the Credit and Collection Policy and are permitted under the Transaction Agreements;
(cc)for which the contract giving rise to such Loan is governed by the law of one of the States of the United States, the District of Columbia or any territory of the United States or Canada;
(dd)for which the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Loan free and clear of any Adverse Claim, and Buyer has a first priority perfected security interest in such Loan and a perfected security interest in the Related Security with respect to such Loan; and
(ee)that, with respect to any Loan that is executed electronically, the electronic execution of such Loan does not violate the Credit and Collection Policy.
    Schedule 5(A)-3
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SCHEDULE 5(B)
ELIGIBILITY CRITERIA – RECEIVABLES
In order for a Receivable to meet the Receivable Eligibility Criteria in connection with any Transaction on any Purchase Date, it must be a Receivable that satisfies each of the following criteria as of such Purchase Date:
(a)that is denominated and payable only in U.S. Dollars in the United States;
(b)the Obligor of which is not a Sanctioned Person;
(c)that is not a Defaulted Receivable;
(d)(i) the Obligor of which is Solvent and (ii) no Event of Bankruptcy has occurred with respect to such Obligor;
(e)(i) that has been generated by the applicable Seller in the United States of America and in the ordinary course of its business, subject to a valid invoice or contract, from the bona fide sale of goods or services to an Obligor, (ii) all obligations of the applicable Seller in connection with such Receivable have been fully performed, (iii) no portion of such Receivable is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or conditions (including “guaranteed” or “conditional” sales or any performance by a Seller), (iv) which is not owed to any Seller as a bailee or consignee for another Person, and (v) which is not issued under cash-in-advance or cash-on-account terms date; provided that, for the avoidance of doubt, no portion of any Receivable billed to any Obligor for which the related goods or services have not been delivered or performed by a Seller shall constitute an “Eligible Receivable”;
(f)that, together with the related Receivable Documentation, is in full force and effect and is a valid and binding obligation of the related Obligor, enforceable in accordance with its terms;
(g)which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of the related Obligor;
(h)the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Receivable and the Related Security free and clear of any Adverse Claim;
(i)in respect of which no material default exists and there is not then in effect any waiver by the applicable Seller of any (i) material default with respect thereto or (ii) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;
(j)which constitutes an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all jurisdictions which govern the perfection of the applicable Seller’s and Buyer’s respective interest therein and is not evidenced by instruments or chattel paper;
(k)the Obligor of which has incurred the obligations relating to such Receivable strictly for business purposes and not for personal, family or household purposes;
    Schedule 5(B)-1
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(l)the Obligor of which is not an Affiliate of any Seller;
(m)the Obligor of which is (i) a Governmental Authority in the United States or Canada or (ii) an Eligible Foreign Receivables Obligor;
(n)which has not been compromised, adjusted or similarly modified in a manner that violates the Credit and Collection Policy and which is otherwise permitted by the Transaction Agreements;
(o)that, together with the related Receivable Documentation, satisfies in all material respects the applicable documentation requirements of the Credit and Collection Policy;
(p)the related Obligor has been instructed to make payments on such Receivable only to a Lockbox or a Collection Account;
(q)is not subordinated in any respect to any other Debt of the relevant Obligor;
(r)no portion of the Unpaid Balance of such Receivable represents any sales tax, value-added tax or other similar tax;
(s)which does not constitute finance charges, service charges or similar charges (it being understood that only the portion of the Receivable so constituted shall not be eligible);
(t)which, together with the related Receivable Documentation, does not contravene any laws, rules or regulations applicable thereto (including laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(u)for which the sale, pledge, contribution or assignment of such Receivable and the Related Security pursuant to this Framework Agreement does not (i) violate or contravene any Applicable Law or the related Receivable Documentation, (ii) require notice thereof to the related Obligor or any consent therefrom (other than any such notices that have been provided or consents that have been obtained and are in effect) or (iii) require any notice thereof or any consent from any Governmental Authority that has not been provided or obtained;
(v)that has not been previously sold, assigned, pledged or otherwise transferred by the applicable Seller to any other Person;
(w)that is not a Receivable which arose as a result of the sale of consigned goods or finished goods that have incorporated any consigned goods into such finished goods or a sale in which any Seller acted as a bailee, consignee or agent of any other Person or otherwise not as principal or otherwise in respect of deferred or unearned revenues;
(x)that (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
    Schedule 5(B)-2
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(y)Buyer has a valid and enforceable first priority perfected security interest in such Receivable and the Related Security, in either case, free and clear of any Adverse Claim;
(z)the Release Termination Effective Date shall have occurred; and
(aa)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Receivable have been duly obtained, effected or given and are in full force and effect.
    Schedule 5(B)-3
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SCHEDULE 6
ELIGIBLE FOREIGN RECEIVABLES OBLIGOR JURISDICTIONS

1.[***]

2.[***]

3.[***]

4.[***]

5.[***]

6.[***]

7.[***]
    Schedule 6-1
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SCHEDULE 7
FORM OF PORTFOLIO REPORT

[Attached]

    Schedule 7-1
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SCHEDULE 8
Collection Accounts; Lockboxes; Originator Specified Accounts; Concentration Account
1. CHS Inc. Owned Accounts:
•Collection Account for Energy & CN A/R:

Bank:            Wells Fargo Bank, N.A.
Address:        420 Montgomery, San Francisco, CA 94104
Routing number:     [***]
Account name:     [***]
Account number:     [***]

•Lockboxes for Energy & CN A/R:

Lockbox Number:     [***]
Lockbox Site Code:     [***]
Address:        CHS, NW5912, PO Box 1450, Minneapolis, MN 55485-5912

Lockbox Number:     [***]
Lockbox Site Code:     [***]
Address:        CHS, NW9087, PO Box 1450, Minneapolis, MN 55485-9087

•Collection Account for Crop Protection A/R:

Bank:                               BMO Harris Bank N.A.
Address:                          111 West Monroe Street, 9C, Chicago, IL 60603
Routing number:             [***]
Account Name:               [***]
Account number:            [***]

•Collection Account for Crop Protection A/R:

Bank:                               Bremer Bank, National Association
Address:                          500 Willmar Avenue SE, Willmar, MN 56201
Routing number:             [***]
Account name:                [***]
Account number:            [***]

    Schedule 8-1
752839588

2. CHS Capital, LLC Owned Accounts:
•Collection Account for CHS Capital, LLC Loans:

Bank:            Merchants Bank
Address:        102 E 3rd St, Winona, MN 55987
Routing number:     [***]
Account number:      [***]

3. Cofina Funding, LLC Owned Accounts:
•Collection Account for Cofina Funding, LLC:

Bank:            BMO Harris Bank
Address:        320 E Lake St.  Minneapolis, MN 55408
Routing number:     [***]
Account number:     [***]

•Concentration Account:

Bank:            BMO Harris Bank, N.A.
Address:        320 E Lake St.  Minneapolis, MN 55408
Routing number:     [***]
Account number:      [***]

    Schedule 8-2
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SCHEDULE 9

[Attached.]
    Schedule 9-1
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SCHEDULE 10
SCHEDULED MONTHLY PURCHASE DATES

Purchase Date	Repurchase Date

7/25/2023	8/23/2023
8/23/2023	9/25/2023
9/25/2023	10/25/2023
10/25/2023	11/24/2023
11/24/2023	12/26/2023
12/26/2023	1/24/2024
1/24/2024	2/23/2024
2/23/2024	3/25/2024
3/25/2024	4/24/2024
4/24/2024	5/23/2024
5/23/2024	6/25/2024
6/25/2024	7/24/2024
7/24/2024	8/23/2024
8/23/2024	9/25/2024
9/25/2024	10/23/2024
10/23/2024	11/25/2024
11/25/2024	12/26/2024
12/26/2024	1/23/2025
1/23/2025	2/25/2025
2/25/2025	3/25/2025
3/25/2025	4/23/2025
4/23/2025	5/23/2025
5/23/2025	6/25/2025
6/25/2025	7/23/2025
7/23/2025	8/25/2025
8/25/2025	9/24/2025
9/24/2025	10/23/2025
10/23/2025	11/25/2025
11/25/2025	12/23/2025

    Schedule 10-1
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Exhibit A
Form of Transaction Notice
Coöperatieve Rabobank U.A., New York Branch
RE:    Transaction under the Framework Agreement and the Master Repurchase Agreement
Ladies and Gentlemen:
This Transaction Notice is delivered to you pursuant to Section 4.1(a) of the Master Framework Agreement, dated as of July 11, 2023 (the “Framework Agreement”), by and among CHS Inc. and CHS Capital, LLC, as sellers (“Sellers”), CHS Inc., as agent for the Sellers (in such capacity, “Seller Agent”), Coöperatieve Rabobank U.A., New York Branch, as buyer (“Buyer”) and relating to repurchase transactions to be entered into pursuant to the terms of the CHS Master Repurchase Agreement and the CHS Capital Master Repurchase Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Framework Agreement.
Seller Agent hereby requests, on behalf of each applicable Seller, in accordance with the terms of the Framework Agreement:
(i)    a Transaction with CHS under the CHS Master Repurchase Agreement with a proposed Purchase Price of $__________; and
(ii)    a Transaction with CHS Capital under the CHS Capital Master Repurchase Agreement with a proposed Purchase Price of $__________;
each such Transaction to be entered into on the proposed Purchase Date of [●], and each such Transaction to have a proposed Repurchase Date of [●]. The sum of the proposed Purchase Prices for all such proposed Transactions is $__________.
[Seller Agent further requests that, pursuant to Paragraph 3(c)(ii) of each Master Repurchase Agreement set forth above (as amended by Annex I thereto), each of the current Transactions thereunder evidenced by the Confirmations dated as of [●] and originally scheduled to expire on [●] be instead terminated as of such proposed Purchase Date.]1
Attached hereto are forms of Confirmations for such proposed Transactions, completed in accordance with Section 4.1(a) of the Framework Agreement.

1 To be used in connection with an early termination of Transactions by the Sellers.
    Exhibit A-1
752839588